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                                                                    EXHIBIT 32.1



      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of CPC of America, Inc. (the "Company") on Form 10-K/A for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Rod A. Shipman, President and Chief Executive Officer of the Company, and Marcia J. Hein, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:      /s/ Rod A. Shipman                           Dated:  April 8, 2009
         -------------------------------------
         Rod A. Shipman
Title:   President and Chief Executive Officer


By:      /s/ Marcia J. Hein                           Dated:  April 8, 2009
         -------------------------------------
         Marcia J. Hein
Title:   Chief Financial Officer